PROXY

COMMONWEALTH CASH RESERVE FUND, INC.
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
ON NOVEMBER 21, 1995 PROXY SOLICITED
ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Commonwealth Cash Reserve Fund, Inc.
(the "Fund") does hereby appoint Jeffrey A. Laine and Arthur E. Anderson II or either of them, attorneys and proxies of the undersigned, with full power of substitution to attend the Special Meeting of Shareholders of the Fund to be held on November 21, 1995, at the offices of McGuire Woods Battle & Boothe, L.L.P., One James Center, Richmond, Virginia 23219 at 11:00 a.m. Eastern Daylight Time and at all adjournments thereof, and to vote the shares held in the name of the undersigned on the record date for such meeting on the matters listed below.

Management recommends a vote FOR the proposal listed below. The shares represented hereby will be voted as indicated below or FOR the proposal indicated below if no choice is indicated.

As to any other matter, said attorneys shall vote in accordance with their best judgment.

PROPOSAL 1:  To approve a new Advisory Agreement between Public
Financial Management, Inc. ("PFM") and the Fund.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]





PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEARS
HEREON. When signing as custodian, attorney, trustee, etc., please sign your full title to as each. A corporation should sign by an authorized officer.

Dated: _________________________ , 1995


Signature


Signature
(if two signatures are required)

YOUR VOTE IS IMPORTANT.  PLEASE MARK,
DATE AND SIGN THIS PROXY AND RETURN
IT IN THE ENCLOSED ENVELOPE.

Account #
Shares as of October 31, 1995

_____________



COMMONWEALTH CASH RESERVE FUND, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 21, 1995

To the Shareholders of
Commonwealth Cash Reserve Fund, Inc.

A Special Meeting (the "Meeting") of Shareholders of Commonwealth Cash Reserve Fund, Inc. (the "Fund"). will be held at 11:00 a.m. on November 21, 1995, at the offices of McGuire Woods Battle & Boothe, L.L.P., One James Center, Richmond, Virginia 23219, for the following purposes:

1.	To approve a new Advisory Agreement between Public Financial
Management, Inc. ("PFM") and the Fund.

2.	To transact such other business as may properly come before the meeting or any adjournment of the Meeting.

Shareholders of record at the close of business on October 31, 1995, will be entitled to receive notice of and to vote at the meeting.

By Order of the Board of Directors

JEFFREY A. LAINE
President

Richmond, Virginia
November 8, 1995

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING PLEASE SIGN AND
PROMPTLY RETURN THE ENCLOSED PROXY. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED FORM OF PROXY,
DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.


COMMONWEALTH CASH RESERVE FUND, INC.
P.O. Box 1192
Richmond, Virginia 23209-1192
(800) 338-3383

SPECIAL MEETING OF SHAREHOLDERS
to be held on November 21, 1995

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Commonwealth Cash Reserve Fund, Inc. (the "Fund") for use at the Special Meeting of Shareholders of the Fund, and any adjournments thereof, to be held on November 21, 1995, at 11:00 a.m. at the offices of McGuire Woods Battle & Boothe, L.L.P., One James Center, Richmond, Virginia 23219, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.

This Proxy Statement will be mailed to shareholders of record on or about November 8, 1995.

Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. Unless instructions to the contrary are marked thereon, a proxy will be voted FOR each of the proposals listed in the accompanying Notice of Special Meeting of Shareholders. A shareholder who executes and returns the enclosed form of proxy nevertheless may revoke it by giving another proxy or by letter or telegram directed to the Fund which must show the shareholder's name and account number. To be effective, such revocation must be received prior to the meeting. Any shareholder who attends the meeting in person may vote by ballot at the meeting, thereby canceling any proxy previously given.

Proxy solicitations will be made primarily by mail, but such solicitations may also be made by telephone, telegraph or personal interviews conducted by officers or employees of the Fund or its investment adviser.
The costs of proxy solicitation and expenses incurred in connection with the preparation of this Proxy Statement and its enclosures will be paid by the Fund. The Fund, upon request, will reimburse nominees and other fiduciaries for their reasonable expenses in forwarding solicitation materials to their principals.

Voting Securities and Principal Holders

Shareholders of record at the close of business on October 31, 1995 will be entitled to be present and to vote at the meeting. Each share of common stock is entitled to one vote, and fractional shares of common stock are entitled to proportionate shares of one vote. Shareholders do not have cumulative voting rights. On October 31, 1995, there were 133,963,338 shares of the Fund's common stock outstanding held by 11 shareholders of record.

The presence, in person or by proxy, of shares representing at least a majority of the outstanding shares of the Fund as of October 31, 1995 is required to take action on the proposal outlined in this Proxy Statement for a quorum. If such quorum is not present, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies. Any such adjournment will require the affirmative vote of a majority of those shares present at the meeting, in person or by proxy. When voting on a proposed adjournment, the persons named as proxies will vote for the proposed adjournment all shares that they are entitled to vote.


PROPOSAL 1: Approval or Disapproval of an Investment Advisory Agreement for the Fund

Introduction.
Since March 15, 1994, Public Financial Management, Inc. ("PFM" or "Adviser") has served as the Fund's investment adviser pursuant to an agreement ("Current Advisory Agreement") between the Fund and PFM. Among other things, and as required under the Investment Company Act of 1940 ("1940 Act"), the Current Advisory Agreement provides that it will automatically terminate in the event of its "assignment" as defined in the 1940 Act. By agreement dated September 25, 1995, the managing directors of Public Financial Management, Inc. ("PFM"), a wholly-owned subsidiary of Marine Midland Bank and the Fund's investment adviser, have agreed to purchase all of the outstanding common stock of PFM from Marine Midland Bank. This stock purchase transaction ("Transaction"), when consummated, would give rise to an "assignment" of the Current Advisory Agreement within the meaning of the 1940 Act. In order for PFM to continue to serve as the Fund's investment adviser, both the Fund's Board of Directors and its shareholders must approve a new investment advisory agreement between the Fund and PFM.

At a meeting of the Board of Directors of the Fund held on October 26, 1995, the Fund's Board of Directors, including those members of the Board who are not "interested persons" of the Fund as defined in the Act ("Independent Directors"), considered and approved a new investment advisory agreement ("Proposed Advisory Agreement") between PFM and the Fund. The Proposed Advisory Agreement is substantially identical to the Current Advisory Agreement. In particular, the Proposed Advisory Agreement does not reflect any increase in the advisory fee payable to PFM for its investment advisory or other services. A copy of the Proposed Advisory Agreement appears as Exhibit A to this Proxy Statement. At the meeting, shareholders of the Fund will be asked to approve the Proposed Advisory Agreement.

THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE "FOR" PROPOSAL 1.

Description of Proposed Advisory Agreement. As noted above, the Proposed Advisory Agreement is substantively identical to the Current Advisory Agreement. Under the Proposed Advisory Agreement, subject to supervision by the Board, PFM is responsible for providing a continuous investment program for the Fund, including research and management with respect to all securities and investments and cash equivalents in the Fund's portfolio. PFM is also responsible for calculating the Fund's net asset value. The Proposed Advisory Agreement also states that the Adviser shall pay all expenses incurred by it in providing these services to the Fund, other than the cost of securities (including brokerage commissions, if any) purchased by the Fund. For its services under the Proposed Advisory Agreement, PFM is entitled to receive for its services a fee, which is identical to the fee to which PFM is entitled under the Current Advisory Agreement, computed daily and payable monthly, at an annual rate of .12 of 1% of the first $200 million of average daily net assets, .10 of the average daily net assets over $200 million but under $400 million, .09 of 1% of the average daily net assets over $400 million but under $600 million, and .08 of 1% of the average daily net assets over $600 million. All expenses not expressly assumed by PFM under the Proposed Advisory Agreement (or by PFM or other service providers under separate agreements) are paid by the Fund, including legal and audit expenses, fees and expenses of the Fund's custodian, expenses associated with proxy statements and reports to shareholders, out-of-pocket costs of the Fund's Transfer Agent, bookkeeping and accounting agent, share issuance and redemption costs, expenses related to the registration of the Fund and its shares under federal and state securities laws, interest, taxes and other nonrecurring expenses, including litigation. In addition, the Proposed Advisory Agreement provides that PFM will pay all compensation of any director, officer and employee of the Fund who is an affiliated person of PFM. The Fund bears the cost of the preparation, printing and distribution of its prospectuses pursuant to a plan of distribution ("Rule 12b-1 Plan") adopted by the Fund and last approved by shareholders at their annual meeting held on July 6, 1994 and by the Fund's Board on June 8, 1995.

The Proposed Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations thereunder, the Advisor is not liable for any error of judgment, mistake of law or loss in connection with the Advisor's performance of the Advisory Agreement and permits the Advisor to act as an investment advisor for any other organization, firm, corporation or person.

Consideration by the Board of Trustees. At its meeting held on October 26, 1995, the Board considered the Proposed Advisory Agreement.

During the course of the Board's deliberations, the Board of Directors reviewed the services provided by PFM in the past, the nature, quality and scope of the advisory services provided to the Fund, including the Fund's investment performance and expense ratio, as well as services provided under the separate administration and transfer agency agreements. The Board also considered information relating to advisory fees paid by, and expense ratios of, other funds of comparable size and with comparable investment objectives to the Fund.

The Board also considered PFM's representation that there are no plans to make any material changes in the Fund's investment objective or policies, the manner in which PFM will manage the Fund, the investment personnel who currently make investment decisions with respect to the Fund's portfolio or the stockholder services of other business activities of the Fund. If, after the Transaction, any such changes are proposed that might materially affect PFM's services to the Fund, the Fund's Board will consider the effect of those changes and take such action as it deems advisable under the circumstances. Additionally, the Board requested, and PFM provided to the Board, information relating to PFM's financial position following the Transaction, including pro forma financial statements, information relating to PFM's private investment advisory accounts and insurance coverage to be obtained by PFM on or before consummation of the Transaction. The Board also considered PFM's representation that the Transaction will not result in any change in PFM's financial condition that is reasonably likely to impair PFM's ability to fulfill its obligations under the Proposed Advisory Agreement.

Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of the Fund on the Record Date is necessary to approve Proposal 1. As defined by the 1940 Act, a "majority of the outstanding voting securities" of the Fund means the lesser of (1) 67% of the shares of the Fund present at a meeting of shareholders if the owners of more than 50% of the shares of the Fund then outstanding are present in person or by proxy; or (2) more than 50% of the outstanding voting securities of the Fund. If the Proposed Advisory Agreement is approved by the Fund's shareholders, the Proposed Advisory Agreement will become effective on the date following the consummation of the Transaction and will remain in effect, unless sooner terminated in accordance with its terms, for two years. Thereafter, such agreement will continue in effect from year to year so long as it is approved annually by vote of the Fund's Board of Directors in accordance with the provisions of the 1940 Act. If, however, the Proposed Advisory Agreement is not approved by the shareholders, and the Transaction is consummated, the Advisory Agreement currently in effect will terminate and the Board of Directors will make such arrangements for the provision of investment advisory to the Fund as it believes appropriate and in the best interest of shareholders.



Information Regarding Public Financial Management, Inc. PFM is registered as an investment adviser under the Investment Advisers Act of 1940. Its offices are located at 2101 North Front Street, Suite 200, Harrisburg, Pennsylvania, 17110. PFM is currently a wholly-owned subsidiary of Marine Midland Bank. Following consummation of the Transaction, however, all of the outstanding common stock of PFM will be held by PFM Acquisition Corp., a holding company all of the shares of which are held by those individuals who will serve as managing directors of PFM. The name, business address and principal occupation of each of those individuals who will serve as PFM's principal executive officer and managing directors following the Transaction, are as follows:


Name and Address
Principal Occupation or Employment

F. John White
Two Logan Square, Suite 1600
18th & Arch Streets
Philadelphia, PA   19103

Chief Executive Officer
Public Financial Management, Inc.


Martin Paul Margolis
2101 North Front Street
Building 3, Suite 200
Harrisburg, PA   17110

Managing Director
Public Financial Management, Inc.


Michael R. Varano
2101 North Front Street
Building 3, Suite 200
Harrisburg, PA   17110

Managing Director
Public Financial Management, Inc.


Glen M. Williard
2101 North Front Street
Building 3, Suite 200
Harrisburg, PA   17110

Managing Director
Public Financial Management, Inc.


Peter Kessenich
600 Peachtree Street, NE
Suite 3850
Atlanta, GA   30308

Managing Director
Public Financial Management, Inc.


Bill Newman
114 W. 7th Street
Suite 1500
Austin, TX   78701

Managing Director
Public Financial Management, Inc.


Stephanie Gibson
99 Summer Street
Suite 1020
Boston, MA   02110

Managing Director
Public Financial Management, Inc.


Lavon Wisher
5900 Enterprise Parkway
Ft. Myers, FL   33905

Managing Director
Public Financial Management, Inc.


Marlin Mosby
530 Oak Court Drive
Suite 145
Memphis, TN   38117

Managing Director
Public Financial Management, Inc.


Keith Curry
660 Newport Center Drive
Suite 750
Newport Beach, CA   92660

Managing Director
Public Financial Management, Inc.


Barbara Bisgaier
Two Logan Square, Suite 1600
18th & Arch Streets
Philadelphia, PA   19103

Managing Director
Public Financial Management, Inc.


John Miller
Two Logan Square, Suite 1600
18th & Arch Streets
Philadelphia, PA   19103

Managing Director
Public Financial Management, Inc.


Napoleon Nelson
Two Logan Square, Suite 1600
18th & Arch Streets
Philadelphia, PA   19103

Managing Director
Public Financial Management, Inc.


Nancy Winkler
Two Logan Square, Suite 1600
18th & Arch Streets
Philadelphia, PA   19103

Managing Director
Public Financial Management, Inc.


Nancy Jones
505 Montgomery Street
Suite 800
San Francisco, CA   94111

Managing Director
Public Financial Management, Inc.


Ted Ricci
505 Montgomery Street
Suite 800
San Francisco, CA   94111

Managing Director
Public Financial Management, Inc.


Administration and Transfer Agency Agreement

PFM also serves as the Fund's Administrator and Transfer Agent pursuant to separate Agreements last approved for continuance following the Transaction by the Fund's Board at its meeting held on October 26, 1995. These Agreements were also submitted to and approved by shareholders at their meeting held on July 6, 1994.

Administration Agreement. Under the Administration Agreement, the Administrator, subject to the supervision and control of the Board of Directors, provides all administrative services to the Fund other than those relating to its investment portfolio and to the maintenance of its financial records. The Administrator, at its own expense, also provides office space and facilities, equipment and personnel to the Fund for the performance of the Administrator's functions and pays all compensation of the Fund's directors, officers and employees who are affiliated persons of the Administrator. As part of its duties under the Administration Agreement, the Administrator (1) maintains the Fund's books and records (other than financial books and record); oversees its insurance relationships; prepares all required tax returns, proxy statements, reports to shareholders and directors, and reports to and other filings with the Securities and Exchange Commission and other governmental agencies; (2) prepares on the Fund's behalf, such applications and reports as may be necessary to register or maintain the Fund's registration and/or registration of its share under the securities or blue sky laws of the Commonwealth of Virginia and other states where shares may be sold; (3) responds to all inquiries or other communications of shareholders and broker-dealers, if any; and (4) oversees all relationships between the Fund and its Custodian and accountants, including negotiation of agreements in relation there and the supervision of the performance of such agreements and oversees all administrative matters which are necessary or desirable in connection with the issuance or redemption of shares of the Fund. The Administration Agreement permits the Administrator to act as investment advisor, administrator and/or transfer agent for any other organization, firm, corporation or person.

As compensation for its services as Administrator under the Administration Agreement, PFM is entitled to a fee, payable monthly, which is computed on the net asset value of the Fund at the close of business each business day at the annual rate of .05 or 1% of average daily net assets. For the fiscal year ended March 31, 1995, PFM waived all of the fees to which it was entitled under the Administration Agreement.

Under the Administration Agreement all expenses not expressly assumed by PFM under the Administration Agreement or by PFM or other service providers under separate contracts, are paid in full by the Fund.

The Administration Agreement continues in effect from year to year if approved annually by the directors, including a majority of the Independent Directors. The Administration Agreement may be terminated at any time without penalty by the Administrator upon sixty (60) days' written notice to the Fund. It may be terminated by the Fund at any time without penalty upon sixty (60) days' written notice to the Administrator, providing that such termination by the Fund shall be directed or approved by the vote of a majority of its directors, including a majority of the Independent Directors.


Transfer Agency Agreement. Under the Transfer Agency Agreement, PFM serves as the Fund's Transfer Agent, dividend disbursing agent and registrar. No fees are payable by the Fund under the Transfer Agency Agreement without the express agreement of the Fund. However, PFM is entitled to reimbursement for its out of pocket expenses incurred under the Transfer Agency Agreement.

Under the Transfer Agency Agreement, PFM is entitled to rely upon and shall incur no liability to the Fund in acting upon, oral or written instructions actually received by PFM under the Agreement. PFM is entitled to rely upon oral instructions from the Fund to the extent such instructions reasonably appear to have been received from an authorized person of the Fund. The authorized persons of the Fund are designated by the Board of Directors, and include officers and employees of PFM acting in its capacity as investment advisor and administrator. In the absence of contrary written instructions from the fund, PFM is authorized to take most of the day to day actions required for the operations of its duties as Transfer Agent, including issuance, transfer and redemption of shares, and opening, maintaining, servicing and closing of shareholder accounts.

The Transfer Agency Agreement provides that in exercising its duties under the Agreement, PFM shall be obligated to exercise care and diligence and to act in good faith and use it best efforts to ensure the accuracy and completeness of the services rendered. PFM shall be responsible for its own negligent failure to perform its duties under the Transfer Agency Agreement. However, to the extent that duties, obligations and responsibilities are not expressly set forth in the Transfer Agency Agreement, PFM is not liable for any actions or omissions except in the case of willful misfeasance, bad faith or gross negligence or reckless disregard of PFM's duties. PFM is protected from liability to the Fund in the case of any action or inaction which it takes in reliance on any directions, advice or oral or written instructions received pursuant to the terms of the Transfer Agency Agreement, which action or inaction it believes to be consistent with the directions, advice or instructions. PFM is not excused from any liability in the case of any action or omission which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFM of its duties. In addition, the Fund agrees to indemnify PFM against all liabilities and expenses incurred by PFM arising directly or indirectly from any action or thing which PFM takes or does at the request or direction of or in reliance on the advice of the Fund, except that PFM will not be indemnified against any liability to the Fund or any shareholders arising out of PFM's willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or PFM's negligent failure to perform duties expressly provided for in the Transfer Agency Agreement or otherwise agreed to by PFM in writing. The Transfer Agency Agreement continues in effect unless terminated by either the Fund (upon 60 days written notice) or by PFM ( upon 90 days written notice). Either party may terminate the Transfer Agency Agreement upon the required notice without penalty.


GENERAL INFORMATION

Public Financial Management, Inc., the address of which is Governor's Plaza North, 2101 North Front Street, Building 3, Suite 200, Harrisburg Pennsylvania 17110, has served as the Fund's investment advisor, administrator and transfer agent since March 15, 1994. As of the date of this Proxy Statement, PFM is a wholly-owned subsidiary of Marine Midland Bank, which is in turn a wholly-owned, indirect subsidiary of Hongkong and Shaghai Banking Corporation, Ltd. Following the Transaction, however, all of the outstanding common stock of PFM will be owned indirectly by its senior management, all of whom will serve as Managing Directors of PFM following the Transaction. Commonwealth Financial Group, Inc. ("Distributor"), the address of which is 38 Cohasset Lane, Cherry Hill, New Jersey 08003, serves as the Fund's distributor. As previously noted, Jeffrey A. Laine, who serves as a director of the Fund as well as its President and Treasurer, is the President of the Distributor.

Executive Officers of the Fund. The individuals whose names, ages, business addresses and principal occupations are set forth below, currently serve as officers of the Fund. None of these individuals own, beneficially or of record, any shares of the fund as of October 31, 1995.




Name, Address and Position
with the Fund

Principal Occupation During Past Five Years and Age


Jeffrey A. Laine, Director
President and Treasurer
38 Cohasset Lane
Cherry Hill, New Jersey 08003

President, Commonwealth Financial Group, Inc., 1994; President Laine Financial Group, Inc., 1992-present; Senior Vice President and Chief Financial Officer of J.C. Thompson & Associates, Inc., 1989-1994; Senior Vice President of Commonwealth Financial Group, Inc., 1993-1994; Executive Vice President and Chief Financial Officer of Institutional Capital Management Corporation, 1987-1990; Treasurer, Van Lieu Securities, 1989-1991; Senior Vice President, Treasurer and Chief Financial Officer of Mariner Funds Services, 1987-1992; Vice President and Treasurer of Mariner Funds Trust, 1987-1992. Age 38.





Arthur E. Anderson II
Secretary

Partner, McGuire Woods Battle & Boothe, L.L.P., Richmond, Virginia.  Age 36



Mr. Anderson has been Secretary of the Fund since October 1994 and Mr. Anderson's law firm has been counsel to the Fund since June 13, 1994 and co-counsel since June 8, 1995. During the fiscal year ended March 31, 1995, Mr. Anderson's firm received an aggregate of $18,108.69 in payment for legal service. Aside from the fees paid to his firm, Mr. Anderson did not receive any remuneration for serving as the Fund's Secretary. Mr. Laine is President of the Fund's Distributor and has acted in that capacity since March 15, 1995. During the fiscal year ended March 31, 1995, Mr. Laine's firm received as aggregate of $20,891 pursuant to the Fund's Rule 12b-1 Plan. Aside from the fees paid to his firm, Mr. Laine did not receive any remuneration for serving as the Fund's President.

Information regarding 5% Holders of Fund Shares. Set forth below is certain information as to all persons known to the Fund to own of record or beneficially 5% or more the Fund's shares on October 31, 1995. The Fund is not aware of any person, other than those named above, who beneficially owned 5% or more of the Fund's outstanding shares of common stock on October 31, 1995.



Name and Address                  # of Shares             % of Shares

City of Norfolk
City Hall Building
Norfolk, VA  23501                33,042,640                 24.7%

Arlington County
2100 Clarendon Boulevard
Arlington, VA  22201              21,548,654                 16.1%

City of Virginia Beach
P.O. Box 6157
Virginia Beach, VA  23456-0157    16,547,737                 12.4%

Prince William County
1 County Complex Court
Prince William, VA  22192         16,098,082                 12.0%

City of Newport News
2400 Washington Avenue
Newport News, VA  23607           13,145,249                  9.8%

City of Lynchburg
P.O. Box 60
Lynchburg, VA  24505               9,466,259                  7.1%

City of Roanoke
P.O. Box 1451
Roanoke, VA  24007-1451            7,838,341                  5.9%


OTHER MATTERS

The Board of Directors is not aware of any other matters which may come before the meeting.

Under Virginia law, the Fund is not required to hold annual meetings, and does not intend to do so unless there are matters required to be acted upon by shareholders. In the event the Fund holds an annual meeting, it will inform shareholders thereof and the date by which proposals of shareholders must be received for inclusion in the Proxy Statement and Form of Proxy for the annual meeting. A shareholder proposal intended to be presented at any meeting of shareholders of the Fund hereinafter called must be received by the Fund a reasonable time before the Board of Director's solicitation relating thereto is made in order to be included in the Fund's Proxy Statement and Form of Proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guaranty that this proposal will be included in the Proxy Statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.

IT IS lMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  SHAREHOLDERS WHO DO
NOT EXPECT TO ATTEND THE MEETING ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY FORM AS SOON AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.